ADVANTAGE SOLUTIONS Q4 and FY 2020 Earnings Presentation March 16, 2021

DISCLAIMER Forward Looking Statements Certain statements in this presentation or accompanying commentary may be considered forward-looking statements with the meaning of federal securities laws. Forward-looking statements generally relate to future events or Advantage's future financial or operating performance, In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "intend", "will", "would", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward- looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, and as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes; Advantage's ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage's clients' industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage's ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage's ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future; potential and actual harms to Advantage's business arising from the Take 5 Matter; Advantage's substantial indebtedness and our ability to refinance at favorable rates; and other risks, uncertainties and assumptions that are difficult to predict, including those more fully described in our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Financial Measure and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP") including Adjusted EBITDA and Adjusted Net Income. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company's presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company believes that the use of Adjusted EBITDA and Adjusted Net Income provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) private equity sponsors' management fees and equity-based compensation expense, (vii) fair value adjustments of contingent consideration related to acquisitions, (viii) acquisition-related expenses, (ix) costs associated with COVID-19, net of benefits received, (x) EBITDA for economic interests in investments, (xi) restructuring expenses, (xii) litigation expenses, (xiii) (Recovery from) loss on Take 5, (xiv) costs associated with the Take 5 Matter and (xv) other adjustments that management believes are helpful in evaluating its operating performance. Adjusted Net Income means net (loss) income before (i) impairment of goodwill and indefinite-lived assets, (ii) amortization of intangible assets, (iii) private equity sponsors' management fees and equity-based compensation expense, (iv) fair value adjustments of contingent consideration related to acquisitions, (v) acquisition-related expenses, (vi) costs associated with COVID-19, net of benefits received, (vii) EBITDA for economic interests in investments, (viii) restructuring expenses, (ix) litigation expenses, (x) (Recovery from) loss on Take 5, (xi) deferred financing fees, (xii) costs associated with the Take 5 Matter, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiv) related tax adjustments. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. 1

KEY MESSAGES We delivered in 2020, despite a tough operating environment We are keeping our financial commitments -- financial results met or exceeded expectations We are remaining disciplined and nimble as we manage through the remainder of the pandemic We see steady recovery in COVID-impacted sales and marketing operations We're investing in our innovative, compounding platform to create value for CPGs and retailers We are raising our FY 2021 Adjusted EBITDA outlook from $515 million to $515 to $525 million 2

WE DELIVERED IN 2020, DESPITE A TOUGH OPERATING ENVIRONMENT

Talented teams and our nimble operating platform allowed us to pivot quickly in response to COVID-19 headwinds and deliver results we're proud of for all key stakeholders

Clients

- Extraordinary associates helped ensure clients' products were available to communities online and at safe and sanitized stores
- Launched & scaled innovation to help meet new needs of brands and retailers in-store and online





Associates

- Continued to invest in talent with training, promotion and new hires
- Created charity fund to help our associates in need
- Additional support for front-line associates
- Diversity, Equity & Inclusion Board launched 8 new employee resource groups

ADVANTAGE ASSOCIATE SUPPORT FUND

ADVANTAGE DIVERSITY, EQUITY & INCLUSION BOARD

Capital Providers

- Managed pandemic-related temporary headwinds with discipline, delivering only 3% decline in Adj. EBITDA despite 17% decline in Revenues
- Strengthened balance sheet: reduced year-end net leverage(1) to 4.0x FY'20 Adj. EBITDA and cut cash interest by over 30% to ~$135M

$3.2B
FY'20 Revenues
-17% y/y

$487M
FY'20 Adj. EBITDA
-3% y/y

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.
(1) Represents 12/31/20 Net Debt / FY'20 Adjusted EBITDA ratio. See appendix for reconciliation.

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WE ARE KEEPING OUR FINANCIAL COMMITMENTS Met or exceeded previously communicated FY'20 outlook Expect a better FY'21 and are raising Adj. EBITDA outlook from $515 million to $515 to $525 million FY'20 FY'20 Outlook Performance Revenue Growth -17% -19% to -16% Adjusted EBITDA $487 $480 to $485 Net Debt / Adjusted EBITDA 4.0x ~4.2x $ in millions. Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. 4

Q4 RESULTS REFLECT CONTINUED PROGRESS IN RECOVERY Continued strength in Sales segment Strong center-store / eat-at-home trends remain in place E-commerce (on-line, click-and-collect) business gains continue Foodservice channel remains softer but is recovering European Joint Venture still pressured, but improving Marketing segment down, but improving trends continued in Q4 versus Q3 and Q2 lows In-store sampling resumed in the third quarter of 2020 Sampling event volume increased from approximately 20,000 events in April of 2020 to approximately 135,000 in January of 2021; still below the nearly 400,000 events in January of last year, but exhibiting the rebound we expect to continue Continued to manage costs across the entire business with discipline 5

IMPROVING TRENDS CONTINUED IN Q4 Revenues Total Advantage Sales Segment Marketing Segment $ in millions. Sequential Improvement Y/Y growth 1% (30%) (20%) (16%) $879 $642 $784 $850 Q1'20A Q2'20A Q3'20A Q4'20A Y/Y growth 11% (3%) 8% (6%) $508 $460 $542 $551 Q1'20A Q2'20A Q3'20A Q4'20A Y/Y growth (10%) (59%) (49%) (39%) $372 $181 $242 $300 Q1'20A Q2'20A Q3'20A Q4'20A Adjusted EBITDA $ in millions. Y/Y growth 11% (6%) (6%) (8%) $106 $112 $136 $133 % margin 12.1% 17.5% 17.4% Q1'20A Q2'20A Q3'20A Q4'20A Y/Y growth 26% 23% 18% 2% $79 $90 $102 $90 % margin 15.5% 19.6% 18.8% 16.3% Q1'20A Q2'20A Q3'20A Q4'20A Y/Y growth (17%) (52%) (42%) (24%) $28 $22 $34 $43 % margin 7.5% 12.1% 14.2% 14.3% Q1'20A Q2'20A Q3'20A Q4'20A Note: Please see the appendix for a reconciliation of non GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. 6

WE THRIVE BASED ON THREE PILLARS OF VALUE CREATION Operate with excellence by serving existing clients well and delivering productivity through continuous improvement Invest wisely in talent, technology and capability to support clients' evolving needs through attractive opportunities for Organic reinvestment and Disciplined tuck-in acquisitions Nurture 'evolutionary' culture so that we remain flexible as we build the business to be The partner of choice for brands and retailers as their needs change, and Opportunistic when high return investments present themselves 7

FINANCIAL PERFORMANCE

FINANCIAL SUMMARY Q1 Q2 Q3 Q4 FY ($ in millions.) 2020A 2019A % 2020A 2019A % 2020A 2019A % 2020A 2019A % 2020A 2019A % Total Advantage Revenues $879 $869 1% $642 $922 (30%) $784 $982 (20%) $850 $1,013 (16%) $3,156 $3,785 (17%) Adjusted EBITDA 106 96 11% 112 119 (6%) 136 145 (6%) 133 144 (8%) 487 504 (3%) % margin 12.1% 11.0% 17.5% 12.9% 17.4% 14.8% 15.6% 14.2% 15.4% 13.3% Adjusted Net Income 27 8 220% 39 34 13% 66 66 (0%) 52 61 (15%) 183 169 8% % margin 3.1% 1.0% 6.0% 3.7% 8.4% 6.7% 6.1% 6.0% 5.8% 4.5% Sales Segment Revenues $508 $457 11% $460 $475 (3%) $542 $503 8% $550 $520 6% $2,061 $1,955 5% Adjusted EBITDA 79 63 26% 90 73 23% 102 86 18% 90 87 2% 360 310 16% % margin 15.5% 13.7% 19.6% 15.5% 18.8% 17.1% 16.3% 16.8% 17.5% 15.8% Marketing Segment Revenues $372 $412 (10%) $181 $447 (59%) $242 $478 (49%) $300 $493 (39%) $1,095 $1,830 (40%) Adjusted EBITDA 28 33 (17%) 22 45 (52%) 34 59 (42%) 43 57 (24%) 127 194 (34%) % margin 7.5% 8.1% 12.1% 10.2% 14.2% 12.3% 14.3% 11.5% 11.6% 10.6% Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. 9

CAPITALIZATION SUMMARY

- Q4 2020 Total Debt outstanding of $2,154 million[(1)] after refinancing as part of the Conyers Park II business combination
  - Reduced leverage: 5.7x Net Debt / LTM Q3 2020 Adjusted EBITDA of $499 million reduced to 4.0x Net Debt / FY 2020 Adjusted EBITDA of $487 million at year-end
  - Pushed out maturities: 2021 and 2022 term loan maturities under old Advantage capitalization refinanced with maturities extended to 2025 and beyond
- Debt capitalization @ December 31, 2020:

	Maturity	Rate	Outstanding
Asset-backed Revolver ($400M)	2025	L+2.25%[(2)]	$50
First Lien Term Loan	2027	L+5.25%[(3)]	1,325
Senior Secured Notes	2028	6.50%	775
Total Funded Debt			**$2,150**



$1,325 (4)
$775
$400
$50
2020E
...
2025E
2026E
2027E
2028E
Asset-backed Revolver
1L Term Loan
Sr. Secured Notes

- Equity capitalization @ February 4, 2021:
  - 318,425,182 Class A Common shares outstanding[(5)]
  - 18,583,333 Warrants @ $11.50 exercise
  - 2,557,188 Performance Restricted Stock Units ("PSUs")[(6)]
  - 1,745,087 Restricted Stock Units ("RSUs")

(1) Includes Other Debt of approximately $3 million which remains outstanding after completion of the business combination.
(2) Asset-backed Revolver rate subject to 0.50% LIBOR floor. See ABL Revolving Credit Agreement, dated October 28, 2020 for additional information.
(3) First Lien Term Loan rate subject to 0.75% LIBOR floor. See First Lien Credit Agreement, dated October 28, 2020 for additional information.
(4) First Lien Term Loan amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,325 million obligation in 2027E maturity.
(5) Includes 5 million performance shares issued as part of the Conyers Park II business combination which vested after satisfying a market performance test.
(6) Represents the number of underlying shares that would be issued at Target performance levels.

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FISCAL YEAR 2021 OUTLOOK Revised FY 2021 Outlook (excluding future acquisitions): Expecting COVID-related restrictions to continue through the first half of 2021 as vaccines are rolled out and COVID continues to limit activity FY 2021 Adjusted EBITDA of $515 to $525 million, an increase to the $515 million forecast shared as part of our business combination Revenues likely to improve versus 2020 as the year progresses Revenues likely to be suppressed in the first half due to the mix of activity as we continue to nimbly manage through COVID (expect less zero-margin passthrough revenue in the first half due to a lower mix of in-person sampling events), but expecting improvement through the second half as in-store sampling returns to full operation Expect first quarter to be a tough comp since COVID did not begin to materially affect our operations until activity restrictions were introduced in the United States in the month of March Marketing expected to be down versus prior year because of COVID impact to in-store sampling business Sales expected to comp favorably in January and February against pre-COVID 2020 periods, but pantry-loading in March of 2020 will be tough comp and partially offsetting Net Debt / Adjusted EBITDA to be below 4x by the end of 2021 with continued de-leveraging towards 3x over time 11

THANK YOU

NON-GAAP RECONCILIATION FOR ADJUSTED EBITDA (1/3)

Consolidated	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,	
	2020	2019	2020	2019	2020	2019	2020	2019
Total Company (in thousands)								
Net income (loss)	$ (21,723)	$ (44,195)	$ (37,814)	$ (13,094)	$ 36,705	$ 22,731	(138,875)	14,802
Add:								
Interest expense, net	51,794	61,048	51,521	59,661	48,243	57,762	82,486	53,606
Provision for (benefit from) income taxes	1,367	1,201	(13,704)	(1,510)	3,623	(3,968)	3,383	5,630
Depreciation and amortization	60,209	57,532	58,748	59,020	58,556	57,872	61,085	58,149
Sponsors' management fee and equity-based compensation expense[1]	3,837	1,669	4,184	1,429	1,468	1,968	88,630	2,894
Fair value adjustments related to contingent consideration related to acquisitions[2]	4,095	2,370	4,128	3,402	(6,184)	(1,100)	11,328	(3,156)
Acquisition-related expenses[3]	5,529	9,846	4,861	7,608	3,683	5,308	36,750	8,714
Costs associated with COVID-19, net of benefits received[4]	1,000	—	(1,019)	—	(1,389)	—	(10,546)	-
EBITDA for economic interests in investments[5]	(1,898)	(627)	(887)	(2,150)	(2,005)	(2,315)	(1,672)	(3,329)
Restructuring expenses[6]	1,098	2,007	46,565	1,006	(7,635)	260	(258)	2,112
Litigation expenses[7]	104	—	2,500	—	(31)	—	(593)	3,500
Recovery from Take 5	—	—	(7,700)	—	—	—	-	-
Costs associated with the Take 5 Matter[8]	939	5,068	661	3,580	1,219	6,344	809	1,376
Adjusted EBITDA	$ 106,351	$ 95,919	$ 112,044	$ 118,952	$ 136,253	$ 144,862	$ 132,527	$ 144,298

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,	
	2020	2019	2020	2019	2020	2019	2020	2019
Sales Segment (in thousands)								
Operating income (loss)	$ 24,194	$ 13,083	$ 11,021	$ 26,513	$ 60,205	$ 48,077	$ (32,115)	$ 40,288
Add:								
Depreciation and amortization	43,107	40,440	42,234	40,047	41,978	40,273	44,250	40,803
Sponsors' management fee and equity-based compensation expense[1]	3,199	1,388	3,538	1,365	1,398	1,603	62,989	2,062
Fair value adjustments related to contingent consideration related to acquisitions[2]	4,312	1,512	4,128	3,049	(669)	(4,880)	600	(2,401)
Acquisition-related expenses[3]	4,156	5,722	4,081	4,221	3,581	3,117	24,904	5,216
Costs associated with COVID-19, net of benefits received[4]	810	—	530	—	(1,198)	—	(5,604)	—
EBITDA for economic interests in investments[5]	(2,071)	(713)	(1,338)	(2,116)	(2,142)	(2,323)	(2,014)	(3,243)
Restructuring expenses[6]	752	1,167	23,326	383	(1,227)	179	(2,556)	1,199
Litigation expenses[7]	104	—	2,500	—	—	—	(946)	3,500
Sales Segment Adjusted EBITDA	$ 78,563	$ 62,599	$ 90,020	$ 73,462	$ 101,926	$ 86,046	$ 89,508	$ 87,424
Marketing Segment (in thousands)								
Operating income (loss)	$ 7,244	$ 4,971	$ (11,018)	$ 18,544	$ 28,366	$ 28,448	$ (20,891)	$ 33,750
Add:								
Depreciation and amortization	17,102	17,092	16,514	18,973	16,578	17,599	16,835	17,346
Sponsors' management fee and equity-based compensation expense[1]	638	281	646	64	70	365	25,641	832
Fair value adjustments related to contingent consideration related to acquisitions[2]	(217)	858	—	353	(5,515)	3,780	10,728	(755)
Acquisition-related expenses[3]	1,373	4,124	780	3,387	102	2,191	11,846	3,498
Costs associated with COVID-19, net of benefits received[4]	190	—	(1,549)	—	(191)	—	(4,942)	—
EBITDA for economic interests in investments[5]	173	86	451	(34)	137	8	342	(86)
Restructuring expenses[6]	346	840	23,239	623	(6,408)	81	2,298	913
Litigation expenses[7]	—	—	—	—	(31)	—	353	—
Recovery from Take 5	—	—	(7,700)	—	—	—	—	—
Costs associated with the Take 5 Matter[8]	939	5,068	661	3,580	1,219	6,344	809	1,376
Marketing Segment Adjusted EBITDA	$ 27,788	$ 33,320	$ 22,024	$ 45,490	$ 34,327	$ 58,816	$ 43,019	$ 56,874

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NON-GAAP RECONCILIATION FOR HISTORICAL PERIODS (2/3)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,	
	2020	2019	2020	2019	2020	2019	2020	2019
Adjusted Net Income (in thousands)								
Net income (loss)	$ (21,723)	$(44,195)	$ (37,814)	$ (13,094)	$ 36,705	$ 22,731	$ (138,875)	$ 14,802
Less: Net (loss) income attributable to noncontrolling interest	(15)	(1,006)	(410)	1,513	756	142	405	767
Add:								
Sponsors' management fee and equity-based compensation expense[1]	3,837	1,669	4,184	1,429	1,468	1,968	88,630	2,894
Fair value adjustments related to contingent consideration related to acquisitions[2]	4,095	2,370	4,128	3,402	(6,184)	(1,100)	11,328	(3,156)
Acquisition-related expenses[3]	5,529	9,846	4,861	7,608	3,683	5,308	36,750	8,714
Costs associated with COVID-19, net of benefits received[4]	1,000	—	(1,019)	—	(1,389)	—	(10,546)	—
Restructuring expenses[6]	1,098	2,007	46,565	1,006	(7,635)	260	(258)	2,112
Litigation expenses[7]	104	—	2,500	—	(31)	—	(593)	3,500
Amortization of intangible assets	47,846	47,472	47,652	47,746	47,781	47,633	50,264	47,030
Recovery from Take 5	—	—	(7,700)	—	—	—	—	—
Costs associated with the Take 5 Matter[8]	939	5,068	661	3,580	1,219	6,344	809	1,376
Tax adjustments related to non-GAAP adjustments[9]	(15,891)	(16,862)	(25,626)	(15,875)	(9,254)	(17,177)	(26,821)	(15,891)
Deferred financing fees[10]	—	—	—	—	—	—	41,428	—
Adjusted Net Income (Loss)	$ 26,849	$ 8,381	$ 38,802	$ 34,289	$ 65,607	$ 65,825	$ 51,711	$ 60,614

(in millions)	December 31, 2020	September 30, 2020
Current portion of long-term debt	$ 63.7	$ 26.2
Long-term debt, net of current portion	2,029.3	3,287.3
Total Debt	2,093.0	3,313.5
Less:		
Debt issuance costs	(60.5)	(17.9)
Cash and cash equivalents	204.3	486.4
Total Net Debt [11]	**$ 1,949.2**	**$ 2,845.0**

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NON-GAAP RECONCILIATION FOR HISTORICAL PERIODS (3/3) Note: Numerical figures included in this slide have been subject to rounding adjustments (1) Historical management fees paid to existing shareholders, non-cash stock based compensation expense associated with partnership units, and non-recurring anniversary payments. (2) Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods. (3) Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including professional fees, due diligence, and integration activities. (4) Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (b) benefits received from government grants for COVID-19 relief. (5) Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. (6) One-time restructuring activities costs associated with non-recurring reorganization projects. (7) Represents legal settlements that are unusual or infrequent costs associated with our operating activities. (8) Represents costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs. (9) Represents the tax provision or benefit associated with the adjustments above, taking into account the Company's applicable tax rates, after excluding adjustments related to items that do not have a related tax impact. (10) Represents fees associated with the issuance of the New Senior Secured Credit Facilities and the Notes. (11) Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. 15